Exhibit 99.1

LRAD CORPORATION ANNOUNCES FISCAL Q1 2013 RESULTS

Anticipates Strong International Sales Growth in Fiscal 2013

SAN DIEGO, CA, February 6, 2013 – LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of long range acoustic hailing devices (AHDs), today announced revenues of $3.0 million and a net loss of $100,000, or $(0.00) per share, for its first fiscal quarter ended December 31, 2012.

“Our fiscal Q1 2013 results were affected by the uncertainty surrounding the federal budget process, which is expected to continue through at least the second fiscal quarter,” commented Tom Brown, the Company’s president and chief executive officer. “We are encouraged, however, by the foreign orders received to date, which indicate continued demand for our proprietary acoustic hailing devices and a strong fiscal year for international LRAD® sales. Consistent with our commitment to create long-term stockholder value we are pursuing a diverse range of market opportunities and applications. Two years ago, we had sold LRADs into 35 countries. Today, LRAD systems are deployed in over 60 nations around the world.”

Brown added, “We anticipate fiscal 2013 financial results will improve over fiscal 2012 due to continued international sales growth.”

Revenues for fiscal Q1 2013 decreased 17% from $3.6 million recorded in fiscal Q1 2012, due to a decrease in U.S. military orders and the timing of shipments.

Gross profit for fiscal Q1 2013 was $1.5 million, or 50% of revenues, compared to $1.7 million, or 48% of revenues, for the same period a year ago. The decrease in gross profit was primarily due to lower revenues and higher contracted annual maintenance costs, offset by higher product margins as a percentage of sales due to favorable product mix.

Operating expenses for fiscal Q1 2013 were $1.6 million, an 11% increase from $1.4 million recorded in fiscal Q1 2012, related to legal fees associated with a recent lawsuit, non-cash share-based compensation expense and R&D costs.

Net loss for fiscal Q1 2013 was $100,000, or $(0.00) per share, compared to net income of $314,000, or $0.01 per share, for the same period last year. The decrease in net income was primarily the result of lower revenues and gross margin in the quarter, and an increase in operating expenses. Cash and cash equivalents at December 31, 2012 was $16.1 million, compared to $13.9 million at September 30, 2012.

Management is scheduled to discuss the Company’s fiscal Q1 2013 business and financial results on a conference call today at 4:30 p.m. Eastern Time.

About LRAD Corporation

LRAD Corporation is using long range communication to resolve uncertain situations peacefully and save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are in service around the world in diverse applications including fixed and mobile military deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, asset protection and wildlife preservation and control. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Important Additional Information

This release may be deemed to be solicitation material in respect of a proxy contest for the election of directors to the Board of Directors of the Company. The Company will be filing a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov, or upon written request to the Secretary of LRAD Corporation at 16990 Goldentop Road, Ste. A, San Diego, California 92127.

Participants in Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of a proxy contest for the election of directors to the Board of Directors of the Company. Information concerning these participants is set forth in the proxy statement, dated January 23, 2012, relating to the Company’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A, and the Company’s 2012 Annual Report on Form 10-K/A, as filed with the SEC on January 22, 2013. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2013 Annual Meeting of Stockholders and other relevant materials, including the Company’s proxy statement, will be filed with the SEC when they become available.

Forward-looking Statements: This release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to expected sales growth and other improvements in fiscal 2013 financial results. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the SEC. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations due to a variety of factors including, among others, general economic conditions, our dependence on a limited number of customers, our dependence on continued sales to U.S. and international governments and businesses that sell to governments, our ability to obtain financing on favorable terms, or at all, and our ability to expand our customer base and the acceptance of our products. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2012. The Company disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

COMPANY CONTACT:

Robert Putnam

(858) 676-0519

robert@lradx.com

LRAD Corporation and Subsidiary

Consolidated Balance Sheets

(000’s omitted)

	December 31, 2012 (Unaudited)	September 30, 2012

ASSETS
Current assets:
Cash and cash equivalents	$16,139	$13,860
Accounts receivable, net	2,269	5,518
Inventories, net	4,192	3,112
Prepaid expenses and other	357	442

Total current assets	22,957	22,932
Property and equipment, net	265	213
Intangible assets, net	148	158
Prepaid expenses and other - noncurrent	1,055	1,102

Total assets	$24,425	$24,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$791	$995
Accrued liabilities	723	624

Total current liabilities	1,514	1,619
Other liabilities - noncurrent	365	364

Total liabilities	1,879	1,983

Total stockholders’ equity	22,546	22,422

Total liabilities and stockholders’ equity	$24,425	$24,405

LRAD Corporation and Subsidiary

Consolidated Statements of Operations

(000’s omitted except share and per share amounts)

(Unaudited)

	Three months ended December 31,
	2012	2011
Revenues	$2,980	$3,612
Cost of revenues	1,494	1,863

Gross profit	1,486	1,749

Operating expenses:
Selling, general and administrative	1,172	1,057
Research and development	422	381

Total operating expenses	1,594	1,438

(Loss) income from operations	(108)	311
Other income	8	13

(Loss) income from operations before income taxes	(100)	324
Income tax expense	—	10

Net (loss) income	$(100)	$314

Net income per common share - basic and diluted	$0.00	$0.01
Weighted average common shares outstanding:
Basic	32,399,199	32,374,499

Diluted	32,399,199	33,061,520